UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2021

Date of Report (Date of earliest event reported):

Freestone Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28753	90-0514308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 W. Ave D Ennis, TX	75119
(Address of principal executive offices)	(Zip code)

972- 875-8427
(Registrant’ s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. These factors include, among others, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry or industries, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations on our business and the possibility we may fail to successfully develop, compete in and finance our current and intended business operations.

You should read any other cautionary statements made in this Current Report as being applicable to all related forward-looking statements wherever they appear in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore, prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be considered in light of all other information contained in the reports or registration statements that we file with the Securities and Exchange Commission (the “SEC”), including all risk factors outlined therein. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

Item2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Under the terms of the Promissory Note (the “Note”) of Freestone Resources, Inc., a Nevada corporation (the “Company”), in the original principal amount of $1,382,064, payable to Infinity Web Systems, Inc. 401K Profit Sharing Plan (the “Creditor”), any failure to make a payment of principal or interest on the Note within five days of the due date gives the Creditor the right to declare the entire amount of principal and interest due thereunder immediately due and payable.

On April 20, 2021, the Company received written notice (the “Notice”) from John L. Genung, Esq., Substitute Trustee of that certain Deed of Trust effective as of June 24, 2015 in favor of the Creditor that the Creditor intends to proceed with foreclosure of the collateral securing the Note (the “Collateral”).  The Collateral consists of approximately 10.1353 acres of real property located in Ellis County, Texas, which serve as the Company’s principal executive offices and operating facility, together with certain personal property as described in a UCC Financing Statement (Document No. 613980760002) filed in the office of the Secretary of State of Texas on July 6, 2015.

The Notice of Foreclosure Sale accompanying the Notice designated May 4, 2021, not earlier than 10:00 a.m. or within three hours thereafter, at the Ellis County Courthouse, Waxahatchie, Texas, as the date and place of the planned foreclosure sale of the Collateral.

Management believes that this event will free the Company up to market Petrozene and pursue available enhanced oil recovery projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freestone Resources, Inc.
Dated: April 26, 2021	/s/ Michael McGhan
Name: Michael McGhan Title: Chief Executive Officer